                                                                    Exhibit 21.1

                               THE ST. JOE COMPANY
                              LIST OF SUBSIDIARIES
   (includes 100% directly owned entities, indirectly owned entities and joint venture entities of which we may be a majority, equal or
                                minority partner)

                                          STATE OF
COMPANY NAME                            ORGANIZATION
Apalachicola Northern Railroad Company        FL

Artisan Park, L.L.C.                          DE

Arvida Housing L.P., Inc.                     DE

Arvida Mid-Atlantic Homes, Inc.               NC

C Ridge One, L.L.C.                           FL

Crooked Creek Utility Company                 FL

Deerfield Park, LLC                           GA

Deer Point I & II, LLC                        FL

Eagle Point, L.L.C.                           FL

East San Marco, LLC                           FL

Georgia Wind I, LLC                           FL

Georgia Wind II, LLC                          FL

Georgia Wind III, LLC                         FL

McNeill Burbank Homes, LLC                    NC

Millenia Park One, L.L.C.                     FL

Monteith Holdings, LLC                        NC

Overlook I & II, LLC                          FL

Paradise Pointe, L.L.C.                       FL

Park Point, LLC                               FL

Park Point Land, LLC                                 FL

Paseos Mortgage, LLC                                 DE

Paseos Title, LLC                                    DE

Paseos, LLC                                          DE

Plume Street, LLC                                    DE

Plume Street Manager, LLC                            DE

PSJ Development L.P.                                 DE

PSJ Waterfront, LLC                                  FL

Residential Community Mortgage Company, LLC          DE

Residential Community Title Company                  DE

Rivercrest Mortgage, LLC                             DE

Rivercrest Title, LLC                                DE

Rivercrest, LLC                                      DE

Riverside Corporate Center, L.L.C.                   FL

Saussy Burbank, Inc.                                 NC

SJP Technology Company                               FL

Southeast Bonded Homebuilder Warranty Association,
L.L.C.                                               FL

Southeast Insurance Company                          VT

Southhall Center, L.L.C.                             FL

St. James Island Utility Company                     FL

St. Joe Capital I, Inc.                              DE

St. Joe Central Florida Contracting, Inc.            FL

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
St. Joe Community Sales, Inc.                        FL

St. Joe Development, Inc.                            FL

St. Joe Finance Company                              FL

St. Joe Home Building, L.P.                          DE

St. Joe Land Company                                 FL

St. Joe Northeast Florida Contracting, Inc.          FL

St. Joe Residential Acquisitions, Inc.               FL

St. Joe Timberland Company of Delaware, L.L.C.       DE

St. Joe Towns & Resorts, L.P.                        DE

St. Joe Utilities Company                            FL

St. Joe West Florida Contracting, Inc.               FL

St. Joe/Arvida Company, Inc.                         FL

St. Joe-Southwood Properties, Inc.,                  FL

Sunshine State Cypress, Inc.                         FL

SweetTea Publishing, L.L.C.                          FL

Talisman Sugar Corporation                           FL

The Port St. Joe Marina, Inc.                        FL

The St. Joe Community Foundation, Inc.               FL

Victoria Park Mortgage, Inc.                         FL

280 Interstate North, L.L.C.                         DE

5660 NND, L.L.C.                                     FL